CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 38 to the Registration Statement of The Victory Portfolios on Form N-1A (File No. 33-8982) of our reports dated December 15, 1997 on our audits of the financial statements and financial highlights of The Victory Portfolios (comprising, respectively, the Institutional Money Market Fund, U.S. Government Obligations Fund, Prime Obligations Fund, Financial Reserves Fund, Tax-Free Money Market Fund, Ohio Municipal Money Market Fund, Limited Term Income Fund, Intermediate Income Fund, Investment Quality Bond Fund, Government Mortgage Fund, Fund for Income, National Municipal Bond Fund , New York Tax-Free Fund, Ohio Municipal Bond Fund, Balanced Fund, Stock Index Fund, Diversified Stock Fund, Value Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund, International Growth Fund, Lakefront Fund, and Real Estate Investment Fund) which reports are included in the Annual Reports to Shareholders for the year ended October 31, 1997 which are incorporated by reference in Post-Effective Amendment No. 38 to the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Accountants" in the Prospectus and "Independent Accountants" in the Statement of Additional Information which are incorporated by reference in this Post-Effective Amendment No. 38 to the Registration Statement of The Victory Portfolio on Form N-1A (File No. 33-8982).



                                        /s/COOPERS & LYBRAND L.L.P.



Columbus, Ohio
March 27, 1998